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                                                            Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-60077, 33-60073, 33-10796, and 33-6075 of HPSC, Inc. on Form S-8 of our
report dated February 28, 1997 (March 26, 1997 as to Note K), appearing in this Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 1997